                                     II-VI INCORPORATED AND SUBSIDIARIES
                               STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                             Quarter Ended September 30,
($000'S except per share data)                             1997           1996         1995
-------------------------------------------------------------------------------------------
Net earnings                                            $ 2,112        $ 1,660      $   806
                                                        =======        =======      =======

Common stock                                              6,420          6,312        5,102
Outstanding options                                         264            431          404
                                                        -------        -------      -------
Primary weighted average shares outstanding               6,684          6,743        5,506
                                                        =======        =======      =======

Common stock                                              6,420          6,312        5,102
Outstanding options                                         274            456          416
                                                        -------        -------      -------
Fully diluted weighted average shares outstanding         6,694          6,769        5,518
                                                        =======        =======      =======

Primary earnings per share                              $  0.32        $  0.25      $  0.15
                                                        =======        =======      =======

Fully diluted earnings per share                        $  0.32        $  0.25      $  0.15
                                                        =======        =======      =======

Notes:

The 1995 calculation is adjusted to reflect the two-for-one stock split in fiscal 1996.

The common stock equivalents consist of the shares reserved for issuance under II-VI's stock option plan and deferred under II-VI's deferred compensation, earnings growth, deferred compensation plan for directors and directors' common stock plan.

The fully diluted earnings per share calculations are submitted in accordance with Regulation S-K item
601(b)(11).

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